UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

SEC File Number:

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST CORPORATION

Exact name of registrant as specified in its charter)

           Colorado

           1000

    98-0219158

(State or jurisdiction of

incorporation or organization)

(Primary Standard

Industrial Classification

Code Number)

(I.R.S. Employer

Identification No.)

15998 SW 13th Street, Pembroke Pines, FL 33027        (954) 538-9745

(Address and telephone number of principal executive offices)

Agent for Service

With a Copy to:

Peter Forst, CEO

First Corporation

15998 SW 13th Street

Pembroke Pines, FL 33027

Telephone: (954) 538-9745

Fax: (954) 432-9078

Joseph I. Emas

1224 Washington Avenue

Miami Beach, Florida 33139

Telephone: (305) 531-1174

Fax: (305) 531-1274

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box.  [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Registered	Proposed amount to be registered	Proposed Minimum offering Price per unit	Proposed Minimum aggregate offering Price	Proposed Maximum offering price per unit	Proposed maximum aggregate offering price	Amount of Registration fee
Common Stock	1,100,000 shares	$ .30 per share	$ 100,000	$ .30 per share	$330,000	$38.85

No exchange or over-the-counter market exists for First Corporation’s common stock. The offering price was arbitrarily established by management and does not reflect market value, asserts or any established criteria of valuation.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

Dealer Prospectus Delivery Obligation

Until six months from the date of this offering ( ____, ___, 2005), dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION

Prospectus          , 2005

FIRST CORPORATION

1,000,000 shares of common stock to be sold by the registrant as issuer and 100,000 shares of common stock to be sold by current shareholders.

This is the initial public offering of our common stock and no public market currently exists for these shares.   First Corporation is offering, on a “self-underwritten” best efforts basis, for sale up to a maximum of 1,000,000 shares and a minimum 333,334 shares of our common stock at a price of $ .30 per share for a period of six months (one hundred and eighty days) from the date of this prospectus. All funds received from the sale of the initial 333,334 shares of our common stock will be held in our attorney’s escrow account to be distributed to us when the minimum is achieved or returned to the investors in the event the minimum number of shares are not sold before the offering is closed.  There are no minimum purchase requirements for investors in this offering. No commissions will be paid for the sale of the 1,000,000 shares offered by us.  Concurrent with this offering, our selling shareholders are selling 100,000 shares at the fixed price of $ .30 per share until quoted on the OTC Bulletin Board, if ever, and thereafter at the Bulletin Board price. The selling shareholder offering is concurrent with the offering of 1,000,000 shares at $.30 per share by us.

This investment involves a high degree of risk.  See “Risk Factors” beginning on page 6.

	Price to Public	Underwriting Commissions
Proceeds to First Corporation
	Per Share: $ .30 per share	$0
$ .30 per share	Total Minimum Offering: $100,000 Total Maximum Offering: $ 300,000	$0 $0
$ 100,000 $ 300,000

If we are successful in obtaining a listing on the Over the Counter Bulletin Board (“OTCBB”), sales may be at market prices or negotiated prices.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. The SEC has not made any recommendations that you buy or not buy the shares. Any representation to the contrary is a criminal offense.

We will amend and complete the information in this prospectus. Although we are permitted by US federal securities law to offer these securities using this prospectus, we may not sell them or accept your offer to buy them until the SEC has declared the documentation filed with the SEC relating to these securities effective. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

TABLE OF CONTENTS

Summary…………………………………….…...………………………………………………………	1
Risk Factors………………………………………………………………………………………...……	2
Use of Proceeds………………………………………………………………………………………….	7
Determination of Offering Price…………………………………………………………………………	11
Dilution…………………………………………………………………………………………………..	11
Selling Shareholders……………………………………………………………………………………..	12
Plan of Distribution……………………………………………………………………………………...	16
Legal Proceedings……………………………………………………………………………………….	21
Directors, Executive Officers, Promoters and Control Persons…………………………………………	21
Security Ownership of Certain Beneficial Owners and Management…………………………………..	23
Description of Securities………………………………………………………………………………...	24
Interests of Named Experts and Counsel………………………………………………………………..	25
Disclosure of Commission Position of Indemnification for Securities Act Liabilities…….…………	26
Organization Within Last Five Years…………………………………………………………………	26
Description of Business……………………………………………………………………………….	27
Plan of Operation……………………………………………………………………………………..	34
Description of Property……………………………………………………………………………….	36
Certain Relationships and Related Transactions……………………………………………………...	36
Market for Common Equity and Related Stockholder Matters………………………………………	37
Executive Compensation……………………………………………………………………………..	38
Index to Financial Statements………………………………………………………………………...	40
Financial Statements………………………………………………………………………………….	41
Changes in and Disagreements with Accountants Disclosure………………………………………..	58

Prospectus Summary

Please note that throughout this prospectus, the words "we", "our" or "us" refers to First Corporation and not to the selling stockholders.

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

First Corporation is a Colorado corporation and is in the business of mineral exploration. We have purchased two mineral claims units comprising 1,280 acres, located in the Red Lake mining District, in the Province of Ontario, Canada that we refer to as the “FirstCorp” property. Our objective is to conduct mineral exploration activities on the FirstCorp property in order to assess whether it possesses commercially exploitable reserves of minerals. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future development is determined. The claim numbers to this property has been recorded as claim no’s: KRL1242425 and KRL1242673, Red Lake Mining District, Ontario NTS 52K14.

In the mining industry we are considered an exploration company. This means that we are involved in the examination and investigation of land that we believe may contain valuable minerals for the purpose of discovering the presence of ore, if any, and its extent. No commercially exploitable reserves have been found on the FirstCorp property and we cannot assure investors that any such reserves will be found.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

Name, Address, and Telephone Number of Registrant

First Corporation
15998 SW 13th Street
Pembroke Pines, FL 33027

The Offering

Price per share offered $.30

Common stock currently outstanding 7,200,000 shares

Common stock offered by the company (minimum) 333,334 shares

Common Stock offered by the company (maximum) 1,000,000 shares

Common stock to be outstanding after the offering 8,200,000 shares (assuming all shares are sold)

Concurrent with this offering, our selling shareholders are selling 100,000 shares of common stock that represents slightly over nine percent (9.09%) of the common stock being offered in this registration statement. Initially, 42,000 shares of common stock were issued for cash consideration of $0.50 per share on October 5, 2004. On October 10, 2004 we forward split our stock on a 2 to 1 basis resulting in a true cost to our recent subscribers of $ .25 per share, 83.34% of the offering price to the public of $.30 per share. On December 15, 2004 we issued 16,000 shares of our common stock @ $0.25 per share.  Selling shareholders must sell their shares at a fixed price of $.30 per share until the shares are successfully listed on the OTC Bulletin Board, if ever. No arrangement is in place to counter this effect. The selling shareholder offering is concurrent with the offering of 1,000,000 shares at $.30 per share by us. Both offerings are being registered pursuant to this prospectus.

The offering price of this issue was set by taking into account the resultant number of shares in the “float” and our perceived market capitalization. The “float” is the number of shares available to be traded and our market capitalization is the theoretical total worth of the shares of First Corporation. if they were all sold at a specific price at the same time. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs.

The offering will conclude when all of the 1,000,000 shares of our common stock have been sold, the shares no longer need to be registered to be sold or six months from the date of this prospectus.

Summary Financial Information

Balance sheet

September 30, 2004 (Audited)
Cash	$ 8,995
Total Assets	$ 23,245
Total Liabilities	$ 3,500
Total Stockholders’ Equity	$ 19,745

Statement of Loss and Deficit

From inception (December 27, 1995) to September 30, 2004 (Audited)
Operation Expenses	$ 22,697
Net Loss	$ 22,697

Risk Factors

Risk factors affecting operating results.

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. You may lose all or part of your investment in this offering.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. We caution you to review the cautionary statements set forth in this prospectus.

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete the exploration of our mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of December 31, 2004 we had cash on hand of  $8,995. Our business plan calls for significant expenses in connection with the exploration of the FirstCorp property. The phase one exploration program on the property as recommended by our consulting geologist is estimated to cost approximately $ 50,000. We are proposing to raise this amount pursuant to this offering. We may require additional financing in order to complete the phase two activities.

We must make exploration expenditures on the FirstCorp property of at least $ 12,800 by May 5 2005 in order to keep required assessment work current and our claims in good standing. If we cannot raise funds for the exploration expenditures, we must enter into a joint venture with another party, sell our claims completely or lose any interest in the FirstCorp property. In the event of any of the above you could lose all or part of your investment in this offering.

Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.

We have not commenced exploration of our claims, and have no way to evaluate the prospects our being  able to operate our business successfully. We were incorporated on December 27, 1995, and subsequent to our organizational activities, we have attempted from time to time, to identify and obtain business opportunities. These efforts were not successful and no business plan was ever implemented until we were able to obtain our claims. We have not earned any revenues and we never achieved profitability. If you are considering being an investor you should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment in this offering.

Because our executive officers have only limited experience in mineral exploration and do not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail.

Peter Forst, our President, Chief Executive Officer and a First Corporation director, has only limited experience as an officer or director of a mineral exploration company and he does not have formal training as a geologist, engineer or in the technical aspects of management of a mineral exploration company.  As a result of this inexperience, there is a higher risk of our being unable to complete our business plan for the exploration of our mineral claims. In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and our business will likely fail and you will lose your entire investment in this offering.

Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the FirstCorp property contains commercially exploitable reserves. Exploration for minerals is a speculative venture necessarily involving substantial risk. The exploration work that we intend to conduct on the FirstCorp property may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and you would lose your entire investment in this offering.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance and nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets resulting in the loss of your entire investment in this offering.

If we discover commercial reserves of precious metals on our mineral property, we can provide no assurance that we will be able to successfully place the mineral claims into commercial production.

Our mineral property does not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the mineral claims into commercial production. In such an event, we may be unable to obtain any such funds or to obtain such funds on terms that we consider economically feasible and you may lose your entire investment in this offering.  Because of the magnitude of putting a proven ore body into commercial production, we could well be faced with entering into some form of joint venture agreement with a large mining concern that has the resources and expertise in developing a mine.  Should this be the case First Corporation would be forced to give up control and accept a minority position in the venture.  This could negatively affect the value of your shares.

Because access to our mineral claims is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts.

Access to the mineral claims is restricted to the period between May and October of each year due to snow and storms in the area. As a result, any attempts to visit, test or explore the property are largely limited to the few months out of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can result in our failure to meet deadlines for exploration expenditures as defined in the mineral property option agreement. This will cause our business venture to fail and the loss of your entire investment in this offering unless we can negotiate an extension of the deadlines. .

As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the Mining Act of the Province of Ontario as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

If we do not obtain clear title to our mineral claims, our business may fail.

While we have obtained geological reports with respect to our mineral property, this should not be construed as a guarantee of title. The property may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. The FirstCorp property has not been surveyed and therefore, the precise location and boundaries of the property may be in doubt. We will likely complete a survey on the property as part of the proposed phase two exploration work program. If the survey results are defective, we could lose all right and title to the ground now held by the mineral claims. There may be legal remedies against Ruza Resources Ltd. and its principal stockholder, Jaroslav Ruza, if the representations and warranties provided in the agreement are not accurate. However, there are no assurances of legal success and there are no assurances, if a legal claim was successful, that we would be compensated adequately to cover the losses on your investment in this offering. If we are unable to obtain clear title you may lose your entire investment in this offering.

Because market factors in the mining business are largely out of our control, we may not be able to market any ore that may be found.

The mining industry, in general, is intensively competitive and we can provide no assurance to investors even if commercial quantities of ore are discovered that a ready market will exist for the sale of any ore found.  Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

If we complete a financing through the sale of additional shares of our common stock, then shareholders will experience dilution.

The offering price of $ .30 per share is substantially higher than the net tangible book value per share of our outstanding common stock. As a result, investors purchasing common stock in this offering will incur immediate dilution of $ .209 per share if the maximum offering is completed. This dilution is due to earlier investors in our company having paid substantially less than the offering price when they purchased their shares. In addition, the most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of shares will result in dilution to investors participating in this offering and to existing shareholders, which may result in a decrease in the price our common stock and the loss of part or all of your investment in this offering.

Risks Related to the Securities Market

There is no liquidity and no public market for our common stock and it may prove impossible to sell your shares.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

This offering is being conducted on a “self underwriting” basis and we may be unable to obtain sufficient funds to become a viable company and you may lose your entire investment in this offering

Mr. Peter Forst, our president and a director and Ms. Sheryl Cousineau, our Secretary/Treasurer and a director, are selling this offering on a “self underwriting” basis. This means that no professional broker or dealer is involved in the offering of our shares and substantially increases the risk that we may be unable to sell all of our shares and may be undercapitalized. We may be unable to obtain sufficient funds to become a viable company and you may lose your entire investment in this offering.

We are competing with our selling securities holders in our sales in this offering and this may hurt our ability to sell.

Concurrently with our offering of 1,000,000 shares, our selling security holders are offering 100,000 shares of our stock.  We will not receive any proceeds from the sales, if any, of the 100,000 shares offered by our selling security holders. Because of this, our ability to sell shares and to raise necessary capital may be severely impeded. We could become more impeded if our shares are quoted on the OTCBB, since our shareholders may sell at a price below $ .30 per share and this could have a negative impact upon our ability to sell our 1,000,000 shares.

Our Auditors have expressed substantial doubt about our ability to continue as a “going concern”.

The accompanying financial statements have been prepared assuming that we will continue as a going concern.  As discussed in Note 1 to the financial statements, we were incorporated on December 27, 1995, and we do not have a history of earnings, which raises substantial doubt about our ability to continue as a going concern. Our management's plans in regard to this matter are described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Forward-Looking Statements

This prospectus includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus. You should not rely on these forward-looking statements which apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as “believe,” “anticipate,” “expect,” “intend,” “estimate” and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

Risks associated with forward-looking statements.

This prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to:

(1) Our ability to market ore that may be found,

(2) Our ability to obtain clear title to our claims,

(3) Our ability to overcome delays in exploration and mining efforts,

(4) Our ability to find commercially exploitable minerals, and

(5) Our ability to obtain and retain sufficient capital for future operations.

Use of Proceeds

The following table indicates the use of proceeds based on the percentage of the financing that is successfully sold.

Analysis of Financing Scenarios

Expenses	Table 1 100% of Offering Sold	Table 2 75% of Offering Sold	Table 3 50% of Offering Sold	Table 4 331/3 % of Offering Sold
Gross Proceeds	$300,000	$225,000	$150,000	$100,000
Less: Expenses of Offering
Legal Fees	17,000	17,000	17,000	17,000
Accounting	7,000	7,000	7,000	7,000
Electronic Filing & Printing	4,000	4,000	4,000	4,000
Net Proceeds	272,000	197,000	122,000	72,000
Use of Net Proceeds
Phase One Expenses
Geologist	7,000	7,000	7,000	7,000
Grid Emplacement	8,000	8,000	8,000	8,000
GPS Survey	5,000	5,000	5,000	5,000
HLEM Magnetometer Survey	20,000	20,000	20,000	20,000
Report	5,000	5,000	5,000	5,000
Contingency (10%)	5,000	5,000	5,000	5,000
One year’s Working Capital	222,000	147,000	72,000	22,000
Legal	4,500	4,500	4,500	4,500
Accounting	7,000	7,000	7,000	7,000
Transfer Fees	1,200	1,200	1,200	1,200
Office Expenses	12,000	12,000	12,000	-
Property Filing Fees	5,000	5,000	5,000	5,000
Additional Property Acquisition	20,000	15,000	-	-
General Working Capital	172,300	102,300	42,300	4,300
Total Use of Net Proceeds	$222,000	$147,300	$72,700	$22,000

Under table 1, 100% or 1,000,000 of the shares being offered (maximum offering) will be sold for gross proceeds of $300,000. The offering should provide adequate capital to fund the costs of the offering, fund the phase one exploration work program on the mineral claims, fund the necessary filing fees on the mineral claims over the next twelve months, provide funds for one or more additional exploration properties and fund the costs of our operations over the next twelve months. The excess of proceeds above these costs is $172,300 and is allocated to general working capital.

The sum of $100,000 has been preliminary designated for phase two of the mineral exploration program on the mineral claims dependent on our determination to proceed with phase two. Phase two will require us to raise additional funds to cover the costs of the exploration program as well as any financing costs to raise the additional funds as well as the general and administrative costs to administer the phase two mineral exploration program. At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise any additional funds. If we need additional funds and are unable to raise them we will have to suspend or cease operations.

These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the phase one exploration work program, the determination is not to proceed with the phase two work program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. If it is determined that we should not proceed with phase two of the exploration program, we should have adequate capital to acquire one or more interesting prospects that are worthy of investigation.

We do not anticipate compensating any officer and/or director from the proceeds of this offering and we have not allocated any working capital for any such remuneration.

Table 2

Under table 2, 75% or 750,000 of the shares being offered will be sold for gross proceeds of $ 225,000. The offering should provide adequate capital to fund the costs of the offering, fund the phase one exploration work program on the mineral claims, fund the necessary filing fees on the mineral claims over the next twelve months and fund the basic costs of our operations over the next twelve months. The excess of proceeds above these costs is $ 102,300 and is allocated to general working capital.

The $102,300 has been preliminary designated for phase two of the mineral exploration program on the mineral claims, dependent on our determination to proceed with phase two. The phase two mineral exploration program is budgeted for $ 100,000 which will not require us to raise additional funds to cover the costs of the exploration program and the general and administrative costs to administer the phase two mineral exploration program. At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise such funds. These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds. If after completing the phase one exploration work program, the determination is not to proceed with the phase two exploration work program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities and to investigate possible mineral prospects.

We do not anticipate compensate any officer or director from the proceeds of this offering and we have not allocated any working capital or general working capital for any such remuneration.

Table 3

Under table 3, 50% or 500,000 of the shares being offered will be sold for gross proceeds of $ 150,000. The offering should provide adequate capital to fund the costs of the offering, fund the phase one exploration work program on the mineral claims, fund the necessary filing fees on the mineral claims over the next twelve months and fund the basic costs of our operations over the next twelve months. The excess of proceeds above these costs is $ 72,000 and is allocated to general working capital.

The $ 72,000 has been preliminary designated for phase two of the mineral exploration program on the mineral claims dependent on our determination to proceed with phase two. The phase two mineral exploration program is budgeted for $ 100,000 which requires us to raise additional funds to cover the costs of the exploration program as well as any financing costs to raise the additional funds and the general and administrative costs to administer the phase two mineral exploration program. At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise such additional funds. If we need additional funds and cannot raise them, we will have to suspend or cease operations. These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds. If after completing the phase one exploration work program, the determination is not to proceed with the phase two exploration work program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees.  Some of these funds could be used to acquire one or more prospects that our geologists and engineers recommend for exploration.

We do not anticipate compensating any officer or director from the proceeds of this offering and we have not allocated any working capital or general working capital for any such remuneration.

Mr. Forst, our president and Ms Cousineau, our secretary/treasurer have verbally indicated to us that they will advance up to $ 20,000 over the next six months in order cover any offering costs that exceed our available capital.  This will enable us to proceed with this offering. These funds will be advanced to pay for the estimated offering costs of approximately $25,000. Mr. Forst and Ms. Cousineau have verbally agreed that these funds would be advanced as shareholder loans, as needed, would bear no interest and would have no terms of repayment other than any accumulated shareholder loans for the purpose of paying for our offering costs will be repaid out of the proceeds of this offering. To date no shareholder loans have been advanced.

Table 4

Under table 4, 33 1/3% or 333,334 of the shares being offered are sold for gross proceeds of $ 100,000, the minimum amount to be raised from this offering. All funds received from the sale of the initial 333,334 shares of our common stock will be held in our attorney’s escrow account to be distributed to us when the minimum is achieved or returned to the investors in the event the minimum number of shares are not sold before the offering is closed. The offering should provide adequate capital to fund the balance of the costs of the offering, fund the phase one exploration work program on the mineral claims, fund the necessary filing fees on the mineral claims over the next twelve months and fund the basic costs of our operations over the next twelve months. The excess of proceeds above these costs is $4,300 and is allocated to general working capital.

The $4,300 has been preliminary designated for phase two of the mineral exploration program on the mineral claims dependent on our determination to proceed with phase two. The phase two mineral exploration program is budgeted for $ 100,000 which requires us to raise additional funds to cover the costs of the exploration program as well as any financing costs to raise the additional funds and the general and administrative costs to administer the phase two mineral exploration program. At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise any additional funds. If we require additional funds and are unable to raise them we will have to suspend or cease operations. These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the phase one exploration work program, the determination is not to proceed with the phase two exploration program, we will use the funds available for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees.

We do not anticipate compensating any officer or director from the proceeds of this offering and we have not allocated any capital for any such remuneration.

Mr. Forst, our president and Ms. Cousineau, our secretary/treasurer have verbally indicated that they will advance up to $30,000 over the next six months to cover any additional funds necessary for us to proceed with this offering. These funds will be advanced to pay for the estimated offering costs of approximately $25,000. Mr. Forst and Ms. Cousineau have verbally agreed that these funds would be advanced as  shareholder loans, would bear no interest and would have no terms of repayment other than any accumulated shareholder loans for the purpose of paying for our offering costs will be repaid out of the proceeds of this offering. To date, no shareholder loans have been made.

Determination of Offering Price

The offering price of this issue was set by taking into account the resultant number of shares in the “float” and our perceived market capitalization. The “float” is the number of shares available to be traded and our market capitalization is the theoretical total worth of the shares of First Corporation if they were all sold at a specific price at the same time. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs.

Dilution

Prior to this offering there were 1,800,000 shares of stock issued and outstanding.  100,000 of these shares are being registered for sale by our present shareholders in this prospectus. The selling shareholder offering is concurrent with the offering of 1,000,000 shares at $ .30 per share by us. Both offerings are being registered pursuant to this prospectus.

The following table illustrates the difference between the price paid by present shareholders and the price to be paid by subscribers to this offering.

Shareholder type	Average of price paid	Percentage of consideration (33 1/3% subscription)	Percentage of consideration (75% subscription)	Percentage of consideration (100% subscription)	Percentage of shares held (33 1/3% subscription)	Percentage of shares held (75% subscription)	Percentage of shares held (100% subscription)
Present shareholders	$0.0058	29.26	15.53	12.12	95.58	90.57	87.81
Investors in this offering	$ .30	70.74	84.47	87.88	4.42	9.43	12.19

The following table will show the net tangible value of the shares before and after shares are subscribed in this offering. The net tangible value after shares are subscribed for is net of the estimated offering expenses of $25,000

	Before offering	After 33 1/3% of offering	After 75% of offering	After 100% of offering
Net tangible book value per share:	$0.0058	$0.0188	$0.0335	$0.0417
Increase in net tangible book value for current investors:	NA	$0.0130	$0.0277	$0.0154
Dilution factor to new investors:	NA	$0.1931	$0.1883	$0.1837

The above table indicates that our net tangible book value as of September 30, 2004 was $0.0009. Our net tangible book value has decreased from $0.0024 as at January 31, 2004 due to the operating loss experienced during the three month period ended April 30, 2004 of $8,330 and a resulting decrease in working capital.

If one-third of this offering were subscribed to (our minimum) you would lose $0.19 cents value (96.6%) of the $ .30 cents you paid per share. If three quarters of this offering were subscribed to, you would lose $0.1883 cents value (94.2%) of the $ .30 cents you paid per share. If all of the offering were completed you would still lose $0.1837 cents (91.9%) per share of the $ .30 cents you invested.

“Dilution” means the difference between our public offering price of $ .30 per share and our pro forma net tangible book value per share after giving effect to this offering. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The above table shows the net tangible book value of our shares both before and after the completion of this offering.

Selling Shareholders

The selling shareholders named in this prospectus are offering 100,000 shares of the 1,100,000 shares of common stock offered through this prospectus. The shares of our common stock that the selling shareholders are registering were acquired from us in an offering that was exempt from registration under Section 4 (2) and Regulation S of the Securities Act of 1933. The selling shareholder offering is concurrent with the offering of 1,000,000 shares at $ .30 per share by us. Both offerings are being registered pursuant to this prospectus.

Other than the costs of preparing this Prospectus and a registration fee to the Securities and Exchange Commission, we are not paying any costs relating to the sales of shares of our common stock by the Selling Shareholders. Each of the Selling Shareholders, or their transferees, and intermediaries to whom such securities may be sold may be deemed to be an “underwriter” of the common stock offered in this prospectus, as that term is defined under the Securities Act. Each of the Selling Shareholders, or their transferees, may sell shares of our common stock from time to time for their own account in the open market at the prevailing prices, or in individually negotiated transactions at such prices as may be agreed upon. The net proceeds from the sale of shares of our common stock by the Selling Shareholders will inure entirely to their benefit and not to ours.

The Shares may be offered for sale from time to time in regular brokerage transactions in the over-the-counter market, or through brokers or dealers, or in private sales or negotiated transactions, or otherwise, at prices related to the then prevailing market prices. Thus, they may be required to deliver a current prospectus in connection with the offer or sale of their shares of our common stock. In the absence of a current prospectus, if required, these shares of our common stock may not be sold publicly without restriction unless held by a non-affiliate for two years, or after one year subject to volume limitations and satisfaction of other conditions. The Selling Shareholders are hereby advised that Regulation M of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 will be applicable to their sales of these shares of our common stock. These rules contain various prohibitions against trading by persons interested in a distribution and against so-called “stabilization” activities.

The Selling Shareholders, or their transferees, might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933 and any profit on the resale of these shares of our common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any sale of these shares of our common stock by Selling Shareholders, or their transferees, through broker-dealers may cause the broker-dealers to be considered as participating in a distribution and subject to Regulation M promulgated under the Securities Exchange Act of 1934, as amended. If any such transaction were a “distribution” for purposes of Regulation M, then such broker-dealers might be required to cease making a market in our equity securities for either two or nine trading days prior to, and until the completion of, such activity.

The Selling Shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. None of our selling share holders are broker-dealers or have any affiliation with any broker dealers.

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering;

4. the percentage owned by each; and

5. the identity of the beneficial holder of any entity that owns the shares.

Name of selling Shareholder	Shares owned prior to this offering	Total number of shares to be offered for selling shareholders account	Total shares to be owned Upon completion of this offering	Percent owned upon completion of this offering
Daniel O’Shaughnessy 1124 Stony Lane Gladwyn, PA 19035 Corey Nikoloric 7070 East 11th Avenue Denver, CO 80220	2,000 2,000	2,000 2,000	-0- -0-	-0- -0-
Tom J. Charlton 7816 Calla Donna PL SW Calgary, AB T2P 3G6	4,000	4,000	-0-	-0-
Timothy K. Wong 66-15 52nd Avenue Maspeth, NY 11378	4,000	4,000	-0-	-0-
Kathleen F. Sullivan 8 Loucroft Avenue Haden Heights, NJ 08035	4,000	4,000	-0-	-0-
Ronald Chan 104 – 360 East 14th Avenue Vancouver, BC V5T 2M8	4,000	4,000	-0-	-0-
Anne Dysart 419 Huntsville Crescent, NW Apartment 3 Calgary, AB T2K 4W3	4,000	4,000	-0-	-0-
Janet Loss 1780 South Bellaire, Suite 500 Denver, CO 80222	4,000	4,000	-0-	-0-
Timothy E. Conlon 3538 Collins Street Castle Rock, CO 80108	4,000	4,000	-0-	-0-
Edward G. Byrd 6228 Summit Avenue West Vancouver, BC V7W 1Y2	4,000	4,000	-0-	-0-
Sarah C. N. Byrd 6228 Summit Avenue West Vancouver, BC V7W 1Y2	4,000	4,000	-0-	-0-
Ronald Ian Orr 203-1924 Comox Street Vancouver, BC V6G 1R4	4,000	4,000	-0-	-0-
Darryl Culp 1705 Ramsay Street, SE Calgary, AB T2G 4H6	4,000	4,000	-0-	-0-
Brent Jardine 140 East 27th Street North Vancouver, BC V7N 1B5	4,000	4,000	-0-	-0-
Ralph Biggar 989 Richards Street, Suite 503 Vancouver, BC V6B 6R6	4,000	4,000	-0-	-0-
John Azzolini 3002-7171 Coachhill Road Calgary, AB T3H 3R7	4,000	4,000	-0-	-0-
Paul Fong 1802 – 888 Pacific Street Vancouver, BC V6Z 2S6	4,000	4,000	-0-	-0-
Patricia A. Tarantino 2 Overlook Road Plymouth, MA 02360	4,000	4,000	-0-	-0-
James F. Conway 901 East Clements Bridge Road Runnemede, NJ 08078	4,000	4,000	-0-	-0-
Doug Kincaid 7648 Severn Drive Denver, CO 80230	4,000	4,000	-0-	-0-
Martin O’Shaughnessy 305 Crystal Lake Avenue Haddonfield, NJ 08033	4,000	4,000	-0-	-0-
Robert D. Welliver 530 Kennerly Road Springfield, PA 19064	4,000	4,000	-0-	-0-
Mary Elizabeth Walters 2765 NE 19th Street Fort Lauderdale, FL 33305	4,000	4,000	-0-	-0-
Rachael Hodyno 7617 SW 105 Avenue Miami, FL 33173	16,000	16,000	-0-	-0-

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 2,200,000 shares of common stock outstanding on the date of this prospectus.

Plan of Distribution

General

We will attempt to sell a maximum of 1,000,000 shares of our common stock to the public on a “self underwritten” basis. There can be no assurance that any of these shares will be sold. Our gross proceeds will be $ 300,000 if all the shares offered are sold. Neither we nor our officer or directors, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of the shares.

The following discussion addresses the material terms of the plan of distribution.

There is currently no market for any of our shares and little likelihood that a public market for such securities will develop after the closing of this offering or be sustained if developed. As such, investors may not be able to readily dispose of any shares purchased in this offering.

Shares will be sold in reliance upon the safe harbor provisions of Rule 3a4-1 under the Exchange Act. Our officers and directors, Peter Forst and Sheryl Cousineau will conduct the offering. Although Mr.Forst and Ms. Cousineau are associated persons as that term is defined in Rule 3a4-1 under the Exchange Act, they will not be deemed to be a broker or dealer in the sale of our securities. More particularly Mr. Forst and Ms. Cousineau satisfy Rule 3a4-1 of the Exchange Act for the following reasons:

* Mr. Forst and Ms. Cousineau are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

* Neither Mr. Forst or Ms. Cousineau will be compensated for their participation in the sale of our securities by the payment of commission or other payment based either directly or indirectly on transactions in securities.

* Mr. Forst and Ms. Cousineau are not associated persons of a broker or dealers at the time of his participation in the sale of our securities.

* Both Mr. Forst and Ms. Cousineau meet the conditions of paragraph (a)(4)(iii) of Rule 3a4-1 under the Exchange Act and accordingly they will restrict their participation to the following activities:

a) Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

b) Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the contents of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

c) Performing ministerial and clerical work involved in effecting any transaction.

Mr. Forst and Ms. Cousineau are fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should either Mr. Forst or Ms. Cousineau conduct this offering in any way that violates Rule 3a4-1, he or she and First Corporation could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which our securities are offered.

Joseph I. Emas, our securities counsel, has opined with respect to our stock.

Mr. Forst and our other director, Ms. Cousineau as well as all current shareholders, may purchase securities in this offering upon the same terms and conditions as public investors without limitation. Mr. Forst,\ and Ms. Cousineau as well as current shareholders may purchase securities in this offering to reach the minimum offering amount. We have informed both Mr. Forst and Ms. Cousineau that while they are purchasing the securities, they

(1) are required to comply with Regulation M under the Securities Exchange Act of 1934 (as described in more detail below);
(2) may not engage in any stabilization activity, except as permitted under the Securities Exchange Act of 1934;
(3) are required to furnish each broker-dealer (who may offer the common stock to be resold by our shareholders) copies of this prospectus, and
(4) may not bid for or purchase any of our securities or attempt to induce any person to purchase any such securities except as permitted under the Securities Exchange Act of 1934.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  Mr. Forst and Ms. Cousineau, if they purchase securities to reach the minimum offering, will either (i) purchase securities after the completion of the offering in order to reach the minimum amount; or (ii) make such purchases in reliance on an exemption pursuant to Regulation M, particularly that of purchases of securities from an issuer or selling security holder in connection with a distribution, that are not effected on a securities exchange, or through an inter-dealer quotation system or electronic communications network.

Both Mr. Forst and Ms. Cousineau intend to deliver copies of the registration statement to close friends, relatives, former investors and business associates with a view to having them subscribe for shares of the offering. The registration statement will also be shown to other persons that either of; our directors think may have an interest in investing in First Corporation. Mr. Forst and Ms. Cousineau will respond to inquiries of potential purchasers who have reviewed the registration statement and have questions regarding the offering. Responses to these inquiries will be limited to the contents of the registration statement. Investors will not be provided with any ancillary information. Mr. Forst and Ms. Cousineau intend to contact all the investors who received a copy of the registration statement to see if the investor wishes to participate in the offering. The process will continue until we decide to close the offering or cease selling efforts.

The offering will remain open for a period until _____, 2005 or 180 days from the date of this prospectus, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts.

Concurrent with this offering, our selling shareholders are selling 100,000 shares of common stock which represents over nine percent of the common stock being offered in this registration statement. The 100,000 shares of common stock were issued for an effective cash consideration of $ .25 per share in October of 2004 which is 83.34 % of the offering price to the public of $ .30 per share in this registration statement. The effect of the selling shareholders is they may be willing to sell at lower prices than the $.30 price per share in our offering once our shares are successfully listed on the OTCBB. This may impeded our ability to raise capital in our registration statement and any subsequent secondary offerings. No arrangement is in place to counter this effect. The selling shareholder offering is concurrent with the offering of 1,000,000 shares at $ .30 per share by us. Both offerings are being registered pursuant to this prospectus.

While the registration statement is effective, selling shareholders may sell their shares directly to the public at price of $ .30 per share until our shares are quoted on the OTCBB, if ever, and thereafter at the prevailing market price of the OTCBB, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2. In privately negotiated transactions;
3. Through the writing of options on the common stock;
4. In short sales; or
5. In any combination of these methods of distribution.

After listing on the OTCBB, the sales price offered by the selling shareholders to the public may be:

1. The market price prevailing at the time of sale;
2. A price related to such prevailing market price; or
3. Such other price as the selling shareholders determine from time to time.

Dealer Prospectus Delivery Obligation

Until six months from the date of this offering ( ____, ___, 2005), dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

o contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

o contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

o contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

o contains a toll-free telephone number for inquiries on disciplinary actions;

o defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

o contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

o with bid and offer quotations for the penny stock;

o the compensation of the broker-dealer and its salesperson in the transaction;

o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Rule 144 Shares

A total of 1,400,000 shares of our common stock are available for resale to the public after December 21, 2004 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.  1% of the number of shares of the company’s common stock then outstanding which, in our case, will equal approximately 82,000 shares as of the date of this prospectus; or

2.  the average weekly trading volume of the company’s common stock during the four calendar weeks preceding  the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

As of the date of this prospectus, the person mentioned above and who is our affiliate holds 1,400,000 of the shares that will be eligible for Rule 144 sales. This person would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144(k) until at least three months after resigning as an officer and director, and then only if they retained less than 10% of the aggregate amount of common shares then outstanding

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock by such selling shareholders.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.  Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

No public market currently exists for our shares of common stock.  We intend to apply to have our shares traded on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB, is a securities market but should not be confused with the NASDAQ market. OTCBB companies are subject to far less restrictions and regulations than are companies traded on the NASDAQ market. However there is no assurance that we can be traded on the OTCBB and the NASD, which regulates the OTCBB, has applied to the SEC to allow additional restrictions and requirements upon the part of OTCBB securities. We currently do not meet either the existing requirements or the proposed additional restrictions and requirements of the OTCBB, and we cannot assure you that we will ever meet these requirements.

Legal Proceedings.

We are not aware of any legal proceedings that have been or are currently being undertaken for or against us nor are we aware of any contemplated.

Directors, Executive Officers, Promoters and Control Persons

Directors:

Name of Director Age

Peter Forst 40

Sheryl Cousineau 28

Executive Officers:

Name of Officer Age Office

Peter Forst 40 President, Chief Executive Officer

Sheryl Cousineau 28 Chief Financial Officer, Secretary and Treasurer

The following describes the business experience of our directors and executive officers, including other directorships held in reporting companies:

Peter Forst, President and Chief Executive Officer and Director

Peter Forst became the President and Chief Executive Officer of First Corporation on October 12, 2004.  Following his tenure in University where he studied, Political Science, psychology and economics, Mr. Forst studied Lumber Grading in British Columbia, Canada and went on to become an instructor of this profession through The Council of Forest Industries.

In 1994 Mr. Forst founded Forstex Industries, Inc. an international lumber exporting company with remanufacturing facilities in British Columbia, Canada.  This company specializes in high grade softwood lumber primarily for the European markets, Italy being the largest consumer. This company is one of the largest secondary producers of high grade Douglas fir in Canada. Some of the final product has ended up in famous opera houses as well as celebrity homes.

In 1996 he founded Forstex Communications Inc., a company specializing in cellular and satellite communications.  Forstex Communications was one of the pioneers of satellite telephone communications in British Columbia.

2004 Founded Forst Financial LLC, which markets prepaid credit cards to the un-bankable, third world immigrant communities throughout the United States. The framework is in place to expand its operations internationally.

Sheryl Cousineau,  Chief Financial Officer, Secretary, Treasurer and Director

Ms. Sheryl Cousineau became a director of our company on December 21, 2003 and currently devotes approximately one hour per day to affairs of First Corporation.

1994 - 1999  Ms. Cousineau was employed as a teacher’s assistant with the Toronto Board of Education. Among her duties she assisted with both junior and senior kindergarten as well as special needs children.  Part of her duties included planning of activities and snacks, did outside playtime duty and assisted children with assignments.

1999 - 2000  Ms. Cousineau was in the Management Training Program of Hidden Hitch, Ltd. in Huntsville, Ontario.  The training program entailed hands-on experience in various departments including assembly line, quality control, packaging, shipping and receiving and painting.

2000- 2001  Assistant Sales Manager EXL Systems of Canada.  Ms. Cousoineau office trained and on-site trained sales people marketing a high-end cleaning and air purifying product.

2001 – 2002 Assistant Manager – Hostess Muskoka on the Rocks, Huntsville, Ontario.  Duties included supervising bar activities, inventory, customer greeting and assuring fine dining atmosphere.

Ms. Cousineau is currently General Manager of Fish Creek Market, Calgary, Alberta.  Her duties cover personnel, ordering, banking, advertising and all other duties entailed in running a very successful specialty supermarket.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to beneficially own more than 5% of our outstanding common stock as of September 30, 2004, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial owner	Percent of class
Common Stock	Peter Forst 3039 Rivoli Newport Beach, California 92660	5,000,000	69.45
Common Stock	Sheryl Cousineau 16125 Shawbrooke Road, SW Calgary, AB T2Y 3B3	1,400,000	19.45
Common Stock	All executive officers and directors as a group (one person)	6,400,000	88.90

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof.  The percent of class is based on 7,200,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As at the date of this prospectus, 7,200,000 shares of common stock are issued and outstanding and held by 28 shareholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The Articles of Incorporation of First Corporation authorize the issuance of 10,000,000 shares of preferred stock. The Board of Directors is authorized to issue preferred shares from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as common stock.  No preferred stock has been issued.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect of more than $50,000, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Our securities counsel is Joseph I. Emas, of Miami Beach, Florida. Mr. Emas passed upon the validity of the issuance of our securities under Colorado law.

The financial statements included in this prospectus and the registration statement have been audited by Jewett, Schwartz and Associates, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report for the FirstCorp property was prepared by B. Dewonck, B.Sc., P. Geo., and is included in reliance upon such report given upon the authority of Mr. Dewonck as a professional geologist.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by the Colorado Statutes and our Bylaws.  The Colorado Statutes permits a Colorado corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. Our Articles of Incorporation provide that we shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Colorado Statutes. The indemnification provided by the Colorado Statutes and our Articles of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

Organization Within Last Five Years

We were incorporated on December 27, 1995 under the laws of the state of Colorado. On the date of our incorporation, we appointed Inge L.E. Kerster as our sole director and officer. Ms. Kerster was issued 750,000 shares of common stock for the time, effort and expense of incorporating First Corporation.  On December 21, 2003, Inge Kerster sold 700,000 of her 750,000 common shares to Ms. Sheryl Cousineau and announced her retirement and resignation from the Board of Directors.  Coincidently with Ms. Kerster’s resignation Ms. Cousineau became the corporation’s sole officer and director. Ms. Cousineau participated in the raising of private investment through October 2004 and should be considered a co-promoter of the registrant.

On October 12, 2004 Mr. Peter Forst transferred to First Corporation  ownership of KRL1242425 and KRL1242673 claims (the First Corp claims) in the Red Lake Mining District of Ontario, Canada for cash and 5,000,000 shares of the common stock of First Corporation.  Mr. Forst was elected to the Board of Directors and assumed the office of President and Chief Executive Officer, while Ms. Cousineau retained the offices of Chief Financial Officer, Secretary and Treasurer.  Mr. Forst should be considered a co-promoter of the registrant.

Description of Business

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. By a mineral property agreement with our President, dated October 12, 2004, we assumed the purchase of a 100% interest in the FirstCorp property. This property consists of two adjacent mineral claims of 1280 acres each located at the southwest end of what is known as the Confederation Lakes Area. Our claims straddle Highway 105, the Red Lake Highway that connects the Red Lake Mining District to the Trans Canada Highway near Vermillion Bay, Ontario, some 110 Kilometers (70 miles) south. Both claims are in good standing with the Province of Ontario.

During the period from incorporation, December 27, 1995, to the date of this prospectus, we have raised capital through the sale of shares of our common stock in order to cover administrative expenses, the costs of the geological report and fund the cash payment for the purchase of the FirstCorp property.

Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral.  To date, we have not discovered an economically viable mineral deposit on the FirstCorp property, and there is no assurance that we will discover one.

We do not consider ourselves to be a blank check as the term is defined in Regulation C, Rule 419, and we do not intend to merge with or acquire another company in the foreseeable future.

FirstCorp Property Agreement

Cash Payment

We have paid the sum of $15,000 cash upon execution of the agreement with Mr. Forst.  No further cash consideration is due pursuant to the agreement, although we issued Mr. Forst 5,000,000 shares of our common stock and by doing so handed over controlling interest of First Corporation to him.

Exploration Expenditures Necessary to Maintain Our Claims in Good Standing

At least $12,800 by midnight on May 5, 2005.

If the above exploration expenditures have not been made by the June deadline we will lose any and all rights to the mineral claims.

Issuance of Shares

We issued 5,000,000 shares in our capital stock to Mr. Peter Forst, our President upon execution of the assignment of the claims. The 5,000,000 shares were issued at a deemed value of $15,000 or $0.003 per share.

The total consideration paid to Mr. Forst upon execution of the assignment agreement was $30,000 in cash and stock. The valuation of the option agreement was negotiated between our management and Mr. Peter Forst and took into account the fact that Mr. Forst agreed to take over active management of our affairs and use his experience and management skills for our benefit. The mineral claims also offered accessibility by an existing paved highway might possibly increase the commercial viability of production of the mineral claims if commercially exploitable reserves are ever found.

Recording of the Mineral Claims

The FirstCorp mineral claims consist of two mineral claims located in the Red Lake Mining District, Ontario, Canada. First Corporation owns the mineral claims pursuant to the mining laws of the Province of Ontario. The mineral claims have the following legal description:

Name of Mining Claim	Units	Work Requirement	Expiry Date
KRL 1242425	16	US$ 5,000	May 5, 2005
KRL1242673	16	US$ 5,000	May 5, 2005

The two mineral claims were staked in May 2004 by Jaroslav Ruza to cover an area of potential gold and base metal mineralization, as identified by Mr. Ruza. Each mineral claim is effective until May 5, 2005. First Corporation is the beneficial owner of title to the mineral claims and no other person has any interest in the mineral claims.

In order to maintain our mineral claims in good standing, we must complete exploration work on the mineral claims and file confirmation of the completion of work on the mineral claims with the applicable mining recording office of the Province of Ontario. Currently, exploration work with a minimum value of $400 Canadian per unit is required during each year. Our claims encompass 32 units so our yearly commitment for exploration expenditures with the Province of Ontario is $12,800 Canadian (US$10,000).

The completion of mineral exploration work or payment in lieu of exploration work in any year will extend the existence of our mineral claims for one additional year. As our mineral claims are effective until May 5, 2005, we must file confirmation of the completion of exploration work in the minimum amount of $400 per Unit or $12,800 by May 5, 2005. If we fail to complete the minimum required amount of exploration work our mineral claims will lapse on may 6, 2005 and we will lose all interest that we have in these mineral claims.

Technical Information Regarding the Property

The FirstCorp property is the subject of a geological report prepared by B. Dewonck, P. Geo., dated September 30, 2004. The following description of the FirstCorp property is summarized from Mr. Dewonck’s report.  We paid $ 2,900 Cdn to Coast Mountain Geological Ltd. Of Vancouver, BC for the preparation of this report.

There is no relationship between Mr. Dewonck and First Corporation, our officers, our directors or our affiliates.

Location and Access.

The subject property lies 70 miles north of the small town of Vermillion Bay in Northwestern Ontario. Located within the Red Lake Mining District, the property’s geographical coordinates are: North Latitude: 50o 51’, West Longitude: 93o 27’.

The claims straddle paved Highway 105 and can be accessed year round by driving north from Vermillion Bay.  A network of logging roads provide further access.

Physiography and Climate

Relief on the property is generally subdued, with scarce outcrop, generally covered with up to 20 m of glacial till. Local relief is between 5 and 40 m, usually resulting from glacial deposits such as eskers; where outcrop does exist ridges up to 30 m in height have formed. Drainage patterns trend south and southwest, direction of the last glacial movement in the area. Winters are typically cold, with temperatures down to – 450 C with moderate snowfall, and warm summers up to 350 C.

Ridges are generally covered by black spruce, jackpine, poplar and aspen while the flatter and boggy areas feature sparse spruce, tamarack and sphagnum mosses, with alders in narrow streams. Active logging provides excellent access and in unlogged areas deadfall from the vegetation covers outcrops.

CLAIM STATUS

Records of the Ontario Ministry of Mines indicate the following information with respect to the subject claims. Claim location appears in Figure 2.

TABLE 1

CLAIM INFORMATION

CLAIM NUMBER	UNITS	EXPIRY DATE	WORK REQUIREMENT

KRL1242425	16	May 5, 2005	$6,400
KRL1242673	16	May 5, 2005	$6,400

History and Previous Work

The claims are situated to the southeast of the world famous Red Lake gold mining camp, whose history dates back to 1897 when gold mineralization was first found on surface. It was not rich enough to pursue at the time and it took rumors of a silver occurrence to attract prospectors back in 1922 At that time, claims were staked which eventually became part of Mackenzie Red Lake Mines. The ensuing gold rush extended to the Birch-Uchi area, which lies to the northeast of the subject claims, by 1926. The Red Lake gold camp today is still divided into the Red Lake camp proper, southwest of Trout Lake, and the Birch-Uchi greenstone belt east and southeast of Trout Lake.

By 1929 several gold mines were under construction, the earliest being the Bobjo in the Birch-Confederation lakes area and the Howsey and Hasaga mines at Red Lake. The 1929 stock market crash dampened exploration but rising gold prices prompted a resumption of work by 1931. The early 1940’s saw the Uchi mine and adjacent properties producing 114,00 ounces of gold and 14,000 ounces of silver, remaining the largest recorded producer in the Birch-Uchi area. All activity ceased in 1943 due to World War II.

Activity resumed in 1949 with the Campbell mine as the first major success. Originally staked in 1926, production did not start until 1949 and to date the mine, owned 100% by Placer Dome Inc., has produced in excess of 10 million ounces of gold at a grade of about 0.3 oz/ton. The proven and probable mineral reserves as of December 31, 2003 are estimated at 1,430,000 ounces of gold, and deep exploration and development is ongoing.

Other notable past producers include the McMarmac, Gold Eagle, Cochenour-Willans and Madsen Red Lake Mines. The latter closed in 1976, having produced 2.6 million ounces, but was acquired by Claude Resources in 1998 with measured and indicated reserves of 790,000 tonnes grading 11 g/t and inferred reserves of 740,000 tonnes grading 8.5 g/t. Placer Dome has since begun to earn an interest in the property, having completed two phases of work.

The jewel of the whole camp is Goldcorp’s Red Lake Mine (formerly known as the Dickenson Mine), which began operations in 1948 and is contiguous to the Campbell mine. Red Lake has produced over 4 million ounces of gold to date but still has reserves of 5.2 million ounces, thanks to the 1995 discovery of the new High Grade Zone at a depth and location previously thought to have no potential. In total the Red Lake and Birch-Uchi areas have produced over 20 million ounces of gold.

The subject claims are also situated at the southwest end what is known as the Confederation Lakes area, which has seen base metal exploration since the 1950’s. This began in earnest in the late 1960’s when Selco Mining Corporation discovered the South Bay copper-zinc-silver volcanic hosted massive sulphide deposit. The deposit eventually developed into the South Bay Mine, producing 1.45 million tons of ore grading 2.3% copper, 14.7% zinc and 120 g/t silver between 1971 and 1981.

Selco’s success at South Bay led them to conduct a systematic evaluation of the belt by means of airborne electromagnetic surveys, resulting in the discovery of a number of shallow, small high grade copper-zinc deposits and prospects of which none were of economic interest. Others were also drawn to the area as a result of Selco’s activity, including such companies as Minnova, Rio Algom, Inco and Homestake to name a few, many using the then new Questor INPUT Mark IV AEM survey system.

Noranda began systematic exploration in 1987 using the Questor airborne system and developing a large regional database of lithogeochemical, geophysical and geological information. In 1996 they completed a GEOTEMDeep AEM survey to search for targets at depth not detected by previous survey, and since then have focused on exploring targets between 200 and 400m vertical depths using deep search geophysical techniques and lithogeochemical sampling to identify proximal VMS-type hydrothermal alteration.

Although South Bay was discovered at shallow depth, the best ore was subsequently identified at depths below 275 m, illustrating the concept of near-surface mineralization reflecting deeper-lying deposits. Many near surface zones have been identified but only South Bay has developed into a mine, emphasizing the need to look deeper into the belt. A new, deeper penetration geophysical technique known as the Titan-24, developed by Quantec Geoscience Inc. has been tested at deep mines such as Kidd Creek and Red Lake.

Tribute Minerals Inc., by virtue of a combination of claim staking and property options, has acquired an interest in a substantial part of the area and in 2002-2003 used the Titan-24 system to develop new exploration targets, identified as the Dixie, Fredart Lake, Copperlode-D-Zone, E-Zone and Hornet Zone, Garnet Lake and South Bay. Of these, the Dixie is the closest to the subject claims, being some 17 km to the northeast, and includes the Dixie 18 deposit with resources reported by Noranda of 110,000 tons grading 0.5% copper and 12.5 % zinc. Tribute has since conducted drilling programs to follow up targets, with the latest results issued in March, 2004. Tribute intersected the zinc-copper-gold-silver mineralization of the Arrow zone within a sequence of felsic tuffs and pyroclastics. The drilling encountered massive, semi-massive and stringer sulphide zones, and up to 50 metres of intense footwall alteration.

The fourth hole (GL-2004-04) encountered the Arrow zone approximately 100 metres updip from drill hole 97-4 and approximately 100 metres west of Tribute's GL-2003-01. The drilling intersected a 4.25 m sulphide section containing sphalerite with minor chalcopyrite, pyrite, pyrrhotite and magnetite from 421.5-425.75 m over an intensely altered footwall zone from 392.0-421.0 metres with stringer zinc and copper mineralization. The 12.75 metre section from 413.0-425.75 m reported 6.63% Zn, 0.31% Cu, 0.22 g/t Au and 13.20 g/t Ag. The high grade section from 421.5-425.75 m reported 17.41% Zn, 0.68% Cu, 0.32 g/t Au and 28.00 g/t Ag, with a massive sulphide section from 423.5-425.75 m containing Zn values to 40.02% and Cu values to 3.39% over 0.5 metre sampling intervals. The sulphide mineralization was similar in ore mineralogy, texture and grade, to intersections in previous holes.

Conclusions and Recommendations

Once this information has been assembled, a short field program conducted by a geologist and an assistant should be completed to become familiar with the overall geological picture and to facilitate the planning of the phase two work program. The field work will consist of a site visit and is expected to take four or five days to complete. The geologist and the assistant will examine the areas of interest on the mineral claims that were identified by the review of available data. The field work is also intended to identify any visible rock exposures and rock outcrops that may warrant further investigation and to substantiate previous geological mapping. The field work will also examine logistic issues for the mineral claims including physical access to the different areas of the mineral claims for the anticipated phase two work program. Phase one will also include an updated geological report with an independent analysis and recommendation on the mineral claims. A budget of $50,000 is estimated for phase one. To date, no exploration expenditures have been spent by us on the FirstCorp property.

Phase one will consist of detailed follow-up geological mapping and prospecting of the claim area, with grid controlled geochemical and geophysical surveys as required to cover areas of specific interest as identified in phase one. Phase two is intended to identify the geological environment underlying the mineral claims and a detailed mineralization map to scale should be produced. A geologist and a camp consisting of five or six crew members will conduct a field program. Under the supervision of the geologist, the crew will collect sediment samples for geochemical analysis on the areas of interest. This field work is expected to take place over a two or three week period and the analysis of the sediment samples is expected to take an additional two to three weeks. This level of surveying and sampling will provide a higher level of reconnaissance information for the mineral claims. Phase one will also include an updated geological report with an independent analysis and recommendation on the mineral claims. All of the aforementioned work is included

Our board of directors will make a determination whether to proceed with phase two of the exploration program upon completion of phase one of the exploration program by the geologist and the review of the results of phase one. In completing this determination, we will make an assessment as to whether the results of phase one are sufficiently positive to enable us to achieve any financing that may be necessary for us to proceed with phase two of the exploration program. This assessment will include an assessment of the market for financing of junior mineral exploration projects at the time of our assessment. If we decide not to proceed with phase two, we will expend no more money on these particular claims.

In completing this determination, we will make an assessment as to whether the results are sufficiently positive to enable us to achieve any financing that may be necessary for us to proceed. The next phase of the exploration program would likely be comprised of a small drill program and a geological interpretation of the results of the drilling program. The drilling program would require access to the site of the mineral claims with drilling equipment, the issuance of a work permit and the posting of a bond. The estimated cost of completion of this phase of the exploration program is approximately $350,000. Positive drilling results at this phase could indicate zones of mineralization but will not indicate, in any way, mineral reserves.

We have not chosen anyone specific to conduct exploration work on the property. We intend to choose a geologist recognized in the province of Ontario who has had experience working in the regional area of the property.

We intend to use the proceeds from this offering to commence the recommended phase one program. We will need to raise additional capital to complete the phase two program.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of Ontario, specifically. Under these laws, any work that utilizes mechanical equipment and disturbs the surface of the land must first submit a notice of work and reclamation as prescribed by the laws and regulations of the Province of Ontario. Once the notice of work and reclamation has been approved, a permit will be issued which may entail the posting of a bond. The first phases of exploration work will not require the work permit and posting of a bond because there will be no mechanical equipment on site and there will be no disturbance to the surface and we have the right to explore the property. The proposed phase two trenching and/or drilling program will require a permit and a bond. The expected time to receive the permit is between one and three months and the costs of obtaining the permit are anticipated to be approximately $5,000.

Any proposal to commence production of minerals will require prior approval of applicable governmental regulatory agencies. The proposal will also be sent to the appropriate First Nation(s) for review and comment. Approval in principle of the proposed production then leads to permitting. The district inspector of Mines may attach terms and conditions to the permit.  The amount of reclamation bonding is also established by the district inspector of Mines. If the terms and conditions and the security amount is acceptable to the applicant, the Mines Act permit is then issued. The timing of the approval will likely take one to two years and the costs of the proposal, feasibility studies and environmental studies are expected to be in excess of $400,000. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment.

Examples of regulatory requirements include:

- Water discharge will have to meet water standards;

- Dust generation will have to be minimal or otherwise re-mediated;

- Dumping of material on the surface will have to be re-contoured and re-vegetated;

- An assessment of all material to be left on the surface will need to be environmentally benign;

- Ground water will have to be monitored for any potential contaminants;

- The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

- There will have to be an impact report of the work on the local fauna and flora.

During the second phase of exploration, a bond may be needed to cover possible land disturbance. In the case of normal fieldwork, this should be minimal. The costs of compliance with environmental regulations in the production phase are variable and cannot be determined at this time.

Competitive Conditions

The gold mining industry is highly competitive and we will be competing with many other exploration companies looking for precious and base metals. We are one of the smallest exploration companies and are an infinitely small participant in the mineral exploration business. While we generally compete with other exploration companies, there is no competition for the exploration of minerals from our claims.

We are a junior mineral exploration company. We compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies. The presence of competing junior mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also be competing with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, mineral exploration supplies and drill rigs.

Employees

As of the date of this prospectus, we have no employees. We intend to retain independent geologists and consultants on a contract basis to conduct the work programs on the FirstCorp property.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Plan of Operations

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued exploration of the FirstCorp property and for the acquisition and exploration of additional mineral properties:

1.  We plan to conduct the recommend phase one exploration program on the FirstCorp property consisting of a thorough review of all available data on the FirstCorp property and a short field program. We anticipate that the cost of this part of this program will be approximately $50,000. We expect to commence this exploration program in the summer of 2005 when exploration of the property is easier to conduct. We expect to complete the exploration program over one month.

2. If the results of our exploration indicates that land in the vicinity of the mineral claims is prospective and provides synergies with our exploration work programs, we may attempt to stake additional mineral claims or attempt to enter into joint venture or option agreements with surrounding claimholders to earn an interest in further mineral claims, subject to available financing.

3. We anticipate spending approximately $1,000 in ongoing general and administrative expenses per month for the next twelve months. The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees and general office expenses.

As at December 31, 2004 we had cash reserves of $8,995 which will sustain our minimum operations for approximately nine months. However, we will need an additional $20,000 to cover the anticipated offering costs prior to the closing of this offering. Mr. Peter Forst and Ms Sheryl Cousineau, our president and secretary/treasurer, respectively, have indicated to us that they will advance up to $30,000 over the next six months in order to enable us to proceed with this offering. We anticipate that these funds would be advanced as a shareholder loan and would be paid out of the proceeds of this offering.

Our embarking on a phase two work program and investigation and acquisition of additional mineral property interests is subject to us obtaining adequate financing. During the 12-month period following the date of this registration statement, we do not anticipate generating any revenue. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to realize sufficient funding from the sale of our common stock to complete the phase two exploration program.  In the absence of such financing, our business plan will fail.

We may consider entering into a joint venture partnership to provide the required funding to develop the mineral claims. We have not undertaken any efforts to locate a joint venture partner for the mineral claims. If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest in the property to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral properties in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

- our ability to raise additional funding

- the market for gold and base minerals such as zinc, copper and silver

- results of our proposed exploration programs on the FirstCorp property

- our ability to find joint venture partners for the development of our property interests

If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company.  In the event we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan. In such a case, we may decide to discontinue our current business plan and seek other business opportunities. In the event no other such opportunities are available, we may be forced to discontinue business. We do not have any specific alternative business opportunities in mind and have not planned for any such contingency.

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

If we find sufficient evidence that warrants further mineral exploration we would likely conduct trenching and/or drilling on the mineral claims to determine if mineralization zones exist.  If we decide to commence a drill program on the claims, we will require additional funding. The cost of such a program cannot be determined until results from the first two phases of exploration are completed.  However, we estimate that such a program will cost approximately $350,000.

We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to realize sufficient funding from the sale of our common stock to fund additional phases of exploration. We believe that debt financing will not be an alternative for funding additional phases of exploration.  We do not have any arrangements in place for any future equity financing.

Currently, Mr. Forst devotes approximately ten hours per week and Ms. Cousineau devotes approximately five hours a week on our business. Both of our officers and directors have indicated that  they will expand the time spent on our business if and when the demand presents itself.

Results of Operations

We have had no operating revenues since our inception on December 27, 1995 through to December 31, 2004. Our activities have been financed from the proceeds of share subscriptions. From our inception, on December 27, 1995, to December 31, 2004, we have raised a total of $ 27,442 from private offerings of our securities.

For the period from inception, December 27, 1995, to December 31, 2004, we incurred operating costs of $22,697. These operating costs included mineral property expenditures consisting of the $15,000 payment for the purchase the FirstCorp property, $750 for depreciation expense, and $3,748 representing the cost of the geological report on the FirstCorp property. In addition, we incurred $18,199 in professional fees during the period for legal and accounting services in connection with this offering. We also incurred filing fees during the period of $1,478 for the filing fee costs associated with incorporation, the ongoing filing fees to keep the FirstCorp property in good standing and our filings on Edgar.

Liquidity and Capital resources

At December 31, 2004, we had cash on hand of $ 8,995 and working capital of $8,995. This compares with cash on hand of $1,350 and working capital of $1,350 as at December 31, 2003.

We have funded our business to date from sales of our common stock. Gross proceeds from the sale of our common shares during the period from inception, on December 27, 1995, through to the fiscal year ended December 31, 2004, totaled $27,442. Cash used in operating activities was $18,447 which primarily consisted of the net loss during the period of $22,697.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the mineral claims and our venture will fail.

In the next 12 months, we are required to incur minimum exploration expenditures totaling $12,800 in order to keep the FirstCorp property in good standing.

Description of Property

First Corporation has purchased outright two blocks of mineral claims (claim numbers 1242425 and 1242673) comprised of two square miles of the Red Lake Mining District in the Province of Ontario, Canada.

We currently do not have executive offices and one of our shareholders provides us with a mailing address at no charge at 15998 SW 13th Street, Pembroke Pines, FL 33027. Ms. Cousineau, our secretary/treasurer provides office space for the storage and maintenance of corporate records free of charge.

Certain Relationships and Related Transactions

Except as noted below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

Any of our directors or officers;
Any person proposed as a nominee for election as a director;
Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
Any of our promoters;
Any relative or spouse of any of the foregoing persons who has the same house as such person.

Mr. Peter Forst and Ms. Sheryl Cousineau our officers and directors, have acted as our co-promoters for approximately the past year.  Mr.Forst has acquired 5,000,000 shares of our common stock at a price of  $0.003 per share. Mr. Foprst paid a total purchase price of $15,000 for these shares on October 4, 2004.  Ms. Cousineau purchased her 1,400,000 shares in a private transaction from Ms. Inge Kerster, our original incorporator and President. Mr. Forst also arranged for the purchase of the FirstCorp claims for a price of $15,000.

Market for Common Equity and Related Stockholder Matters

No Public Market for our Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 28 registered shareholders.

Rule 144 Shares

A total of 1,400,000 shares of our common stock will be available for resale to the public after December 21, 2004 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, as amended. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.  1% of the number of shares of the company's common stock then  outstanding which, in our case, will equal approximately 14,000 shares of common stock as of the date of this prospectus; or

2.  the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on  Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.

Under Rule 144(k), a person who is not one of our company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 1,400,000 shares that may be sold pursuant to Rule 144 after December 21, 2004.

Registration Rights

We have included 100,000 shares held by selling shareholders in the registration statement.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Colorado Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•

we would not be able to pay our debts as they become due in the usual course of business; or

•

our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception, on December 11, 2003, until January 31, 2004.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP payouts ($)	All Other Compen- sation ($)
Peter Forst CEO (1)	2004	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Sheryl Cousineau (2)	2003	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)Appointed President and Chief Executive Officer on October, 12, 2004

(2)Appointed President and Secretary/Treasurer December 21, 2003, resigned as President October 12, 2004

None of our directors have received monetary compensation since our incorporation to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our incorporation on December 11, 2003.

Employment Agreements

We do not have an employment or consultant agreement with Mr. Forst, our President and Chief Executive Officer or Ms. Cousineau, our Chief Financial Officer and Secretary/Treasurer. We do not pay any salary to either officer/director

(FINANCIAL STATEMENTS)

Our audited financial statements, as described below, are attached hereto.

FIRST CORPORATION

(An Exploration Stage Company)

FINANCIAL STATEMENTS

Table of Contents

Report of Independent Registered Public Accounting Firm………………..	F – 2

Balance Sheet	F – 3

Statements of Operations	F – 4

Statements of Changes in Shareholders’ Equity	F – 5

Statements of Cash Flows	F – 6

Notes to Financial Statements	F – 7 -10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and board of directors

First Corporation:

We have audited the accompanying balance sheet of First Corporation (hereinafter referred to as “the Company”) as of December 31, 2004, and the related statements of operations, shareholder’s equity and cash flows for year ended December 31, 2004 and the period December 27, 1995 (inception) through December 31, 2003.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Corporation as of December 31, 2004, and the results of their operations and their cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss $22,697 for the year ended December 31, 2004; a net loss of $0 for the year ended December 31, 2003; and a net loss of $22,697 for the period from December 27, 1995 (inception) to December 31, 2004. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties.  Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

JEWETT, SCHWARTZ & ASSOCIATES

Hollywood, Florida

December 15, 2004

 F - 2

FIRST CORPORATION

(An Exploration Stage Company)

BALANCE SHEET

			December 31,
			2004

ASSETS

CURRENT ASSETS

Cash			$ 8,995

Total Current Assets			8,995

OTHER ASSETS, NET			14,250

TOTAL ASSETS			$ 23,245

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable			$ 3,500

TOTAL LIABILITIES			3,500

SHAREHOLDERS' EQUITY

Preferred stock- $.001 par value; 10,000,000 shares authorized, none issued			-
Common stock - $.001 par value; 100,000,000 shares authorized;
7,200,000 shares issued and outstanding			7,200
Additional paid-in capital			35,242
Deficit accumulated during the exploration stage			(22,697)

TOTAL SHAREHOLDERS' EQUITY			19,745

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY			$ 23,245

FIRST CORPORATION

(An Exploration Stage Company)

STATEMENTS OF OPERATIONS

For the years ended December 31			Period from
			December 27, 1995
			(inception)
			to December 31,
	2004	2003	2004

Revenues	$ -	$ -	$ -

Operating Expenses:
General and administrative	4,498	-	4,498
Professional fees	18,199	-	18,199

Total Operating Expenses	22,697	-	22,697

NET LOSS	$ (22,697)	$ -	$ (22,697)

Net loss per share - basic and diluted	$ (0.01)	$ -	$ (0.02)

Weighted average number of shares
outstanding - basic and diluted	2,398,235	1,050,000	1,091,359

FIRST CORPORATION

(An Exploration Stage Company)

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

Preferred Stock	Common Stock
10,000,000 shares authorized	100,000,000 shares authorized	Additional	Deficit accumulated
Shares	Par Value	Shares	Par Value	Paid-In	during the exploration
Issued	$.001 per share	Issued	$.001 per share	Capital	stage	Total

BALANCE - DECEMBER 31, 2002	December 27, 1995 (inception)	-	$ -	750,000	$ 750	$ -	$ -	$ 750

Issuance of common stock for cash at $.002	-	-	300,000	300	300	-	600
per share
Net loss	-	-	-	-	-	-	-

BALANCE - DECEMBER 31, 2003	-	$ -	$ 1,050,000	$ 1,050	$ 300	$ -	$ 1,350

Issuance of common stock for cash at $.50	-	-	42,000	42	20,958	-	21,000
per share
Issuance of common stock 2-1 forward	-	-	1,092,000	1,092	-	-	1,092
stock split
Issuance of common stock for mining claims	-	-	5,000,000	5,000	10,000	-	15,000

Issuance of common stock for cash at	-	-	16,000	16	3,984	-	4,000
$.25 per share
Net Loss	-	-	-	-	-	(22,697)	(22,697)

BALANCE - DECEMBER 31, 2004	-	$ -	$ 7,200,000	$ 7,200	$ 35,242	$ (22,697)	$ 19,745
FIRST CORPORATION

(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

For the years ended December 31	Period from
December 27, 1995
(Inception)
to December 31,
2004	2003	2004

Cash Flows From Operating Activities
Net loss	$ (22,697)	$ -	$ (22,697)
Adjustments to reconcile net loss to net
cash used by operating activities
Amortization	750	-	750
Changes in current assets and liabilities:
Increase in accounts payable	3,500	-	3,500

Net Cash Used in Operating Activities	(18,447)	-	(18,447)

Cash Flows From Investing Activities	-	-	-

Cash Flows From Financing Activities
Proceeds from note payable to related party	15,000	-	15,000
Repayment of note payable to related party	(15,000)	-	(15,000)
Issuance of common stock	26,092	-	27,442

Net Cash Provided by Financing Activities	26,092	-	27,442

NET INCREASE IN CASH	7,645	-	8,995

CASH AT BEGINNING OF YEAR	1,350	1,350	-

CASH AT END OF YEAR	$ 8,995	$ 1,350	$ 8,995

Non-Cash Investing and Financing Activities
Issuance of stock for mining claim	15,000	-	15,000

NOTE 1 – NATURE AND PURPOSE OF BUSINESS

First Corporation (the “Company”) was incorporated under the laws of the State of Colorado on December 27, 1995. The Company’s activities to date have been limited to organization and capital formation. The company is "an exploration stage company" and has not yet determined the nature of its business activities. The company has chosen December 31st as the end of its fiscal year.

Going Concern - The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss $22,697 for the year ended December 31, 2004; a net loss of $0 for the year ended December 31, 2003; and a net loss of $22,697 for the period from December 27, 1995 (inception) to December 31, 2004. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties.  Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2 – NATURE OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company considers revenue to be recognized at the time the service is performed.

Use of Estimates

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Fair value of financial instruments

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

Intangible Assets and Long Lived Assets:

The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use for the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company for the period ended December 31, 2004.

Loss per Share

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

Stock-based Compensation

The Company adopted Statement of Financial Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation beginning with the Company’s first quarter of 1996. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation paid by the Company during the period ended December 31, 2002 is disclosed in Note 3.

New Accounting Pronouncements

In June 2002, the Financial Accounting Standards Board issued SFAS No. 146, Accounting for Costs Associated With Exit or Disposal Activities (SFAS 146), which is required to be adopted for such activities initiated after December 31, 2002. SFAS 146 establishes accounting rules for recognizing certain costs associated with exit or restructuring activities that are not associated with new business combinations or disposal activities covered by FASB Statement No. 144.

Management believes that the adoption of SFAS No. 146 will have no impact on the Company for the year ended December 31, 2002.

NOTE 3 - MINERAL PROPERTY INTEREST

The Company has entered into an option agreement, dated October 14, 2004 to acquire a 100% interest in a total of two mineral claims located in the Levy Township in Quebec, Canada. In  order  to  earn  its  interests, the Company  made  a  cash  payment totaling  $15,000  upon consummating the agreement. Such amount was capitalized and amortized over the term of the option. Amortization expense was $750 and $750 for the years ended December 31, 2004.

NOTE 4 – STOCKHOLDERS’ EQUITY

During December, 1997 the Company issued 750,000 shares of its common stock to a shareholder in exchange for services.  The shares were valued at $0.001 per share for an aggregate of $750.

During April, 1999 the Company issued 300,000 shares of common stock in exchange for cash.  The shares were valued at $.002 per share for an aggregate of $600.

During October, 2004 the Company issued 42,000 shares of common stock in exchange for cash.  The shares were valued at $.50 per share for an aggregate of $21,000.

During October, 2004 the Company issued 1,092,000 shares to reflect a two-for-one stock split.

During October, 2004 the Company issued 5,000,000 shares in exchange for mineral claims.

During December, 2004 the Company issued 16,000 shares in exchange for cash.  The shares were valued at $.25 per share for an aggregate of $4,000.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The officers and directors of the Company are involved in other business activities and may become involved in other business activities in the future. Such business activities may conflict with the activities of the Company. The Company has not formulated a policy for the resolution of any such conflicts that may arise.

NOTE 6 – INCOME TAXES

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during any of the periods presented.

NOTE 7 – RELATED PARTY TRANSACTIONS

An individual who controls the entity that owns the majority of the Company’s outstanding common stock also controls an entity that has advanced funds to the Company and has paid expenses on behalf of the Company.

In June of 2004 the entity advanced $15,000 in cash to the Company.  The balance was repaid in October of 2004.

Changes in and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Securities Exchange Act of 1934 and currently are not required to, and do not, deliver annual, quarterly or special reports to shareholders. We will not deliver such reports to our shareholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we will deliver annual reports to securities holders containing audited financial statements as well as complying with other SEC and state filing requirements.

Dealer Prospectus Delivery Obligation

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Item 24.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the laws of the State of Colorado and our bylaws.  Director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1.

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.   violation of criminal law (unless the director had reasonable cause to believe that his or her conduct      was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.  a transaction from which the director derived an improper personal profit; and

4.  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Colorado law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.  such indemnification is expressly required to be made by law;

2.  the proceeding was authorized by our Board of Directors;

3.  such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under   Colorado law; or

4.  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination  is made  demonstrate clearly and convincingly that such  person acted  in bad faith or in a manner that such person did  not believe to be in or not opposed to our best interests.

Item 25. Other Expenses of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee $ 45.00

Accounting fees and expenses 3,500.00

Legal fees and expenses 13,699.00

EDGAR filing fees 955.00

Total $ 18,199.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26.  Recent Sales Of Unregistered Securities

Our original incorporator and President, Inge Kerster was issued 750,000 shares of our common stock on December 27, 1997 for her time, effort and expense in forming First Corporation at a deemed price of $0.001 per share.  On April 1, 1999 two individuals were issued 150,000 shares of our common stock each at a price of $0.002.  These shares were issued relying on Regulation S and Section 4 (2).  On October  5, 2004 we issued to several individuals in the United States and Canada a total of 42,000 common shares @ $.50 per share. On October 10, 2004 all issued and outstanding common shares were forward split on a 2 for 1 basis. On December 20, 2004 we issued 16,000 shares to one individual at a price of $0.25 per share.  All purchasers represented their intention to acquire the securities for investment only and not with a view toward distribution.

Appropriate legends will be affixed to the stock certificates issued, where applicable.  All investors were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

On October 12, 2004 we issued our President and Chief Executive Officer 5,000,000 shares of our common stock at a deemed price of $0.003 per share to acquire a 100% interest in the FirstCorp property.

The aggregate deemed value of the shares we issued to Mr. Forst was $15,000. These securities are restricted pursuant to Rule 144. Appropriate legends will be affixed to the stock certificates representing these shares. The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act because it was a transaction by an issuer not involving a public offering, the recipient had sufficient knowledge and experience in financial and business matters and was able to evaluate the merits and risks of an investment in the issuer, it had access to the type of information normally provided in a prospectus and the transaction was non-recurring and privately negotiated.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

No directed selling efforts were made in the United States by the registrant, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

The issuer is required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents the registrant from refusing to register securities transfers, other reasonable procedures (such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S. have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Item 27. Exhibits.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Joseph I. Emas, with consent to use
23.1	Consent of Independent Auditors
23.2	Consent of Counsel (Included in Exhibit 5.1)
99.1	Consent of Independent Geologist

Item 28.  Undertakings.

The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Pembroke Pines, FL on January 5, 2005.

First Corporation

By:  /S/ Peter Forst

             Peter Forst, President